UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Campus Drive, Suite 140

Minneapolis, Minnesota 55441

(Address of Principal Executive Offices and Zip Code)

(763) 392-0123

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 2, 2026, Celcuity Inc. (the “Company”) issued a press release announcing detailed efficacy and safety results from its PIK3CA mutant-type (“MT”) cohort of its Phase 3 VIKTORIA-1 clinical trial. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On June 2, 2026, the Company announced detailed efficacy and safety results from the PIK3CA MT cohort of the Phase 3 VIKTORIA-1 clinical trial of gedatolisib, an investigational pan-PI3K/mTORC1/2 inhibitor, in adults with hormone receptor positive (“HR+”), human epidermal growth factor receptor 2 negative (“HER2-”), PIK3CA MT, locally advanced or metastatic breast cancer (“ABC”), following progression on, or after, treatment with a CDK4/6 inhibitor and an aromatase inhibitor. VIKTORIA-1 is the first Phase 3 clinical trial to compare the efficacy of two PI3K/AKT/mTOR (“PAM”) inhibitors in this patient population.

In the trial, the gedatolisib-triplet demonstrated a statistically significant and clinically meaningful improvement in median progression free survival (“PFS”) among patients, increasing the likelihood of survival without disease progression or death by two times compared to alpelisib plus fulvestrant (based on a hazard ratio [HR] of 0.50; 95% CI: 0.37-0.68; p<0.0001). The median PFS, as assessed by blinded independent central review, was nearly two-times longer, 11.1 months versus 5.6 months, compared to alpelisib plus fulvestrant. The objective response rate (“ORR”) of the gedatolisib-triplet was 48.9% compared to 26.0% with alpelisib plus fulvestrant, and the median duration of response (“DOR”) for the gedatolisib-triplet was 15.7 months compared to 7.5 months for alpelisib plus fulvestrant.

For the gedatolisib-doublet, the median PFS was more than two-times longer, 11.3 months versus 5.6 months, compared to alpelisib plus fulvestrant (HR=0.51; 95% CI: 0.33-0.79; descriptive p=0.0013). The ORR of the gedatolisib-doublet was 35.7%, and the median DOR was 24.2 months.

The topline gedatolisib-triplet efficacy data from the VIKTORIA-1 PIK3CA MT cohort established several new milestones in the history of drug development for HR+/HER2- ABC:

●	First Phase 3 trial to demonstrate superiority of one PAM inhibitor versus another.

●	The median PFS of 11.1 months for the gedatolisib-triplet is the highest reported by any Phase 3 trial for patients with HR+/HER2- ABC receiving a regimen including endocrine therapy as second-line treatment.

●	The ORR of 48.9% for the gedatolisib-triplet is the highest reported by any Phase 3 clinical trial for a regimen including endocrine therapy in second-line HR+/HER2- ABC.

The gedatolisib-triplet and gedatolisib-doublet were generally well tolerated in the trial with mostly low-grade treatment-related adverse events (“TRAEs”). The most common Grade 3+ TRAEs for the gedatolisib-triplet, the gedatolisib-doublet, and alpelisib plus fulvestrant groups included neutropenia (58.8%, 0%, and 0.7% of patients, respectively); stomatitis (16.3%, 5.8%, and 5.3% of patients, respectively); rash (6.5%, 5.8%, and 15.1% of patients, respectively); and hyperglycemia (2.6%, 0%, and 14.5% of patients, respectively). TRAEs led to the discontinuation of study treatment in 2.6% of patients in the gedatolisib-triplet group, 3.8% in the gedatolisib-doublet group, and 7.1% in the alpelisib plus fulvestrant group. One Grade 5 TRAE in the gedatolisib-triplet group, which was related to palbociclib, was reported; no Grade 5 TRAEs were reported in the gedatolisib-doublet group, and two Grade 5 TRAEs were reported in the alpelisib plus fulvestrant group.

Overall survival, a key secondary endpoint in VIKTORIA-1, while immature at the time of the analysis, showed promising trends for both the gedatolisib-triplet and the gedatolisib-doublet.

The Company intends to submit these data to the U.S. Food and Drug Administration (the “FDA”) as a supplemental New Drug Application (“sNDA”) and to submit VIKTORIA-1 data to other regulatory authorities following the sNDA submission.

The Company believes that it is on track to launch gedatolisib commercially, in anticipation of its potential FDA approval in the third quarter of 2026.

The FDA has granted Priority Review of Celcuity’s New Drug Application (“NDA”) for gedatolisib in patients with HR+/HER2- PIK3CA wild-type (“WT”) ABC and assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of July 17, 2026.

Forward-Looking Statements

This Current Report on Form 8-K (including the exhibit thereto) contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the potential therapeutic benefits of gedatolisib; the size, design and timing of our clinical trials; our interpretation of clinical trial data; the status and timing of the FDA’s review of our NDA for gedatolisib, including the PDUFA goal date assigned by the FDA; the ability of our data to support the filing of an sNDA with the FDA and comparable filings with other regulatory authorities; the market opportunity for gedatolisib; our expectations regarding the timing of and our ability to obtain FDA approval to commercialize gedatolisib; our strategy, marketing and commercialization plans, including the benefits of strategic decisions regarding studies and trials; other expectations with respect to gedatolisib including future subcutaneous formulations of gedatolisib; our anticipated use of cash; and the strength of our balance sheet. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “confidence,” “encouraged,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this report are based on management’s current expectations and beliefs which are subject to a number of risks, uncertainties and factors, including that our clinical results are based on an ongoing analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial; unforeseen delays in our clinical trials or the FDA’s review of our NDA for gedatolisib; our ability to obtain and maintain regulatory approvals to commercialize gedatolisib, and the market acceptance of gedatolisib; the development of therapies and tools competitive with gedatolisib; and our ability to access capital upon favorable terms. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as such risks may be updated in our subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by these cautionary statements, and we undertake no obligation to revise or update this report to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer